EXHIBIT 99

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareowners of Pacific Telesis Group:

We have audited the accompanying consolidated balance sheets of Pacific Telesis Group and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareowners' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Telesis Group and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basis financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

As discussed in Note A to the Consolidated Financial Statements, Pacific Bell, a subsidiary of Pacific Telesis Group, changed its method of recognizing directory publishing revenues and related expenses effective January 1, 1996. Also discussed in Note A, Pacific Bell discontinued its application of Statement of Financial Accounting Standards No. 71 during 1995.




                                                       Coopers & Lybrand L.L.P.

San Francisco, California
February 27, 1997